Exhibit 10.1

AMENDMENT NO. 1 TO TRANSACTION DOCUMENTS

This AMENDMENT NO. 1 TO TRANSACTION DOCUMENTS (this “Amendment”), dated as of May 20, 2021, by and between GROM SOCIAL ENTERPRISES, INC., a Florida corporation (the “Company”), and FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (the “Lender”). Each of the Company and the Lender shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company and the Lender entered into a Securities Purchase Agreement, dated as of March 11, 2021, (“Securities Purchase Agreement”), pursuant to which the Company issued to the Lender a convertible promissory note (the “Note”) and a warrant to purchase shares of the Company’s common stock (the “Warrant” and, together with the Securities Purchase Agreement, the Note, and certain other transaction documents entered into by the Parties in connection with the transaction, the “Transaction Documents”); and

WHEREAS, the Parties desire to amend certain terms of the Transaction Documents, as set forth below.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees with the other as follows:

1.        Capitalized Terms. Unless otherwise defined herein, all terms and conditions used in this Amendment shall have the meanings assigned to such terms in the Transaction Documents.

2.        Amendment to Warrant. In order to remove the full-ratchet anti-dilution provision from the Warrant, Sections 2(d) and 3(b) of the Warrant (as well as the applicable provisions in the other Transaction Documents, if any) is hereby deleted in its entirety.

3.        Amendment to Note. In order to remove the variable conversion rate from the Note, Section 1.2(a) of the Note is hereby deleted in its entirely and replaced with the following:

“1.2 Conversion Price.

(a)       Calculation of Conversion Price. The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Note shall be convertible into shares of Common Stock hereunder (the “Conversion Price”) shall be $0.06 per share (the “Fixed Conversion Price”).”

The related provisions in any of the other Transaction Documents, if any, shall be amended accordingly.

4.        Full Force and Effect. Except as herein amended, the Transaction Documents shall remain in full force and effect. Upon the effectiveness of this Amendment, each reference in the Transaction Documents to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Transaction Documents, as amended by this Amendment.

5.        Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

6.        Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one Party to the other may be made by physical or electronic transmission to the applicable address and email address set forth in the Transaction Documents.

7.        Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

8.        Governing Law. The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided in the Transaction Documents shall govern the construction of this Amendment and the rights and remedies of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Transaction Documents to be duly executed as of the day and year first above written.

GROM SOCIAL ENTERPRISES, INC.

By:	/s/ Darren Marks
Name: Darren Marks
Title: Chairman & CEO

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By: FirstFire Capital Management, LLC

By:	/s/ Eli Fireman
Name: Eli Fireman
Title: Manager

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